Exhibit 10.2

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE “LAWS”). THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY UNDER THE APPLICABLE LAWS OR (II) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE APPLICABLE LAWS.

DATE OF ISSUANCE: [                    ], 2011

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CALPIAN, INC.

16% SENIOR SECURED TERM NOTE

This 16% Senior Secured Term Note (the “Note”) is issued by Calpian, Inc., a Texas corporation (the “Company”), pursuant to that certain Note Purchase Agreement (the “Agreement”) entered into concurrently herewith by and between the Company and HD Special-Situations II, LP. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

1. Payment Obligation.

(a) For value received, the Company promises to pay to HD Special-Situations II, LP or its permitted successors and assigns (collectively, the “Holder”), (i) the principal amount of [            ] Dollars ($[            ]) (to which may be added any liquidated damages that accrue pursuant to the terms of the Agreement) and (ii) interest on the outstanding principal amount at the rate of sixteen percent (16%) per annum (the “Rate”), payable as described below. The principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable on [    ], 2013 (the “Maturity Date”); provided, however, that:

(i) Upon the Company’s written request, the Maturity Date shall be extended one time by twelve months with no additional commitment or origination fees, but only if no Event of Default (as defined below) has occurred and is continuing at the original Maturity Date.

(ii) In the event of the occurrence of an Event of Default, including any Event of Default based on a failure of the Company at any time to meet the Collateral Coverage Ratio required by the Agreement, seventy-five percent (75%) of the Company’s and any subsidiaries’ monthly Free Cash Flow (as defined below) shall be used to repay the outstanding principal amount of this Note and any other Notes issued pursuant to the Agreement until (A) the

Company has cured the Event of Default or it has been waived or (B) all amounts owed with respect to this Note and any other Notes issued pursuant to the Agreement have been paid in full. Such payment shall be made on a monthly basis and allocated among multiple Notes prorata according to the principal amount of each Note. For purposes of the foregoing, “Free Cash Flow” shall mean the Company’s and any subsidiaries’ EBITDA (in accordance with GAAP) during the applicable (i.e. preceding) month, minus interest, capital expenditures not to exceed $25,000 per year and cash taxes paid for that month. During such time as payments are owed by the Company under this clause, the Company shall calculate such Free Cash Flow on a monthly basis and shall pay the amounts owed under this clause within 20 days after the end of the month for which the calculation is made. Such remedy shall be in addition to all other rights and remedies available to the Holder under the Transaction Documents, as well as any other rights or remedies afforded by law or equity.

(b) Interest on this Note in the amount of [                    ] Dollars ($[            ]), representing pro-rated interest for the period from the Date of Issuance indicated above through [                    ], shall be pre-paid by the Company upon execution hereof (which pre-payment shall be non-refundable). Thereafter, monthly interest on the outstanding principal amount of this Note in the amount of [                    ] Dollars ($[                    ]) shall be paid in arrears on the first day of each month during the period that this Note remains outstanding after [                    ], 2011. Accrual of interest on the outstanding principal amount of this Note shall commence on the Date of Issuance and shall continue until full payment of the outstanding principal amount has been made or duly provided for, with the monthly interest payment specified above to be pro-rated for any partial period and any reductions in principal amount.

(c) The Company may prepay all or any portion of the outstanding principal amount of this Note at any time upon 30 days prior written notice to the Holder. If any prepayment is made within one year of the Effective Date, such prepayment shall be accompanied by a payment equal to Eighty Thousand Dollars ($80,000) for each month remaining from the date of prepayment to the one year anniversary of the Effective Date, with a prorated payment to be made for any partial month during such period; provided, however, that the maximum payment hereunder shall not exceed Three Hundred Twenty Thousand Dollars ($320,000), and provided further, however, that no payments to cure an Event of Default and no payments made upon acceleration of this Note upon an Event of Default shall trigger any prepayment penalty as provided in this Note. In the event that there is more than one Note outstanding at the time of any prepayment, the amount payable pursuant to the preceding sentence shall be allocated among all of the Notes prorata according to the principal amount of each Note. Notwithstanding the foregoing, in the event that (i) the aggregate principal amount of all Notes issued by the Company under the Agreement equals $8.0 million any time during the first seven months after the Effective Date, (ii) during such seven month period the Company requests in writing that HD Special-Situations II, LP increase the amount to be loaned under the Agreement and HD Special-Situations II, LP does not provide such an increase (either by itself or in combination with other lenders) within 45 days after its receipt of such written request and (iii) during such seven month period the Company prepays the entire amount owed on this Note and all other outstanding Notes, then, in such case, the prepayment shall be accompanied by a payment equal to the interest that would have been payable on all outstanding Notes if they had an original aggregate principal amount of Eight Million Dollars ($8,000,000) during the period from the date of prepayment to the seven month anniversary of the Effective Date. For avoidance of doubt, there shall be no prepayment penalties due or owing by the Company hereunder with respect to any prepayments made one year after the Effective Date.

2. Provisions as to Payment.

(a) Payments on this Note are payable to the Holder in whose name this Note (or one or more successor Notes) is registered on the records of the Company regarding registration and transfer of this Note (the “Note Register”); provided, however, that the Company’s obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Agreement.

(b) Payments on this Note are payable in immediately available funds in currency of the United States of America at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time-to-time. The Company shall pay the outstanding principal amount and all accrued and unpaid interest due upon this Note on the Maturity Date (subject to any permitted extension), less any amounts required by law to be deducted or withheld, to the Holder of this Note appearing of record as of the fifth business day (as defined in the Agreement) prior to the Maturity Date (subject to any permitted extension) and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such funds shall constitute full payment of all outstanding principal and accrued interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Unless otherwise expressly provided herein, all payments on this Note shall be credited first to reimburse the Holder for any cost or expense reimbursable hereunder, then to the payment of accrued interest, and third to the payment of principal. If any payment on this Note is due on a day that is not a “business day” (as defined in the Agreement), the payment shall instead be due on the next day that is a business day.

3. Transfer of Note; Opinion of Counsel; Legend.

(a) This Note has been issued subject to investment representations of HD Special- Situations II, LP and may be transferred or exchanged only in compliance with the 1933 Act and applicable state securities laws. Prior to presentment of this Note for transfer, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the Holder hereof for the purpose of receiving payments as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Notwithstanding anything to the contrary herein or in any Transaction Document, no Holder shall transfer this Note to any person or entity that is not a “U.S. Person” (as such term is defined in Section 7701(a)(30) of the Code).

(b) The Holder understands and acknowledges by its acceptance hereof that (i) this Note has not been, and is not being, registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred except as provided in the

Agreement and (ii) neither the Company nor any other person is under any obligation to register this Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. By acceptance of this Note, the Holder agrees to be subject to and bound by all of the agreements between the Company and HD Special-Situations II, LP set forth in the Agreement.

4. Obligations of the Company Herein Are Unconditional. The Company’s obligations to repay this Note at the time, place, interest rate and in the currency hereinabove stated are absolute and unconditional. This Note and all other Notes now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Company.

5. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for herein. No delay or omission of the Holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.

6. Attorney’s Fees; Reimbursable Expenses. In the event it should become necessary to employ counsel to enforce this Note or any other document entered into by the Company in connection herewith, the Company agrees to pay the reasonable attorneys’ fees and costs of the Holder, irrespective of whether suit is brought, including, without limitation, any and all pre-judgment and post-judgment attorneys’ fees and costs incurred (including, without limitation, fees and costs incurred in connection with any matter arising under Title 11 of the United States Code). In addition, the Company agrees to pay for all of the Holder’s other out-of-pocket costs incurred in connection with the enforcement of this Note or any other document entered into by the Company in connection herewith, including, without limitation, all of the Holder’s consultants’ fees, appraisers’ fees, accountants’ fees, and trustee’s fees.

7. Default. If one or more of the following described “Events of Default” shall occur:

(a) the Company shall fail to make timely payment of any amount then due and owing under this Note or any of the other Transaction Documents and such failure has not been cured prior to the Company’s receipt of written notice from the Lender declaring an Event of Default;

(b) any of the representations or warranties made by the Company in any of the Transaction Documents, or in any certificate or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of any of the Transaction Documents shall be false or misleading in any material respect at the time made and the Holder shall have provided written notice to the Company of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of 14 days after such written notice from the Holder;

(c) if the Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Documents not covered by clause (a) or (b) above and such failure shall continue uncured for a period of 30 days after written notice from the Holder;

(d) the Company shall either: (i) become insolvent, (ii) admit in writing its inability to pay its debts generally or as they become due, (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for all or a substantial part of its property or business;

(e) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and such appointment is not discharged within 60 days after such appointment;

(f) any governmental agency, or any court of competent jurisdiction at the instance of any governmental agency, shall assume custody or control of the whole or any substantial portion of the assets of the Company and such custody or control shall not be released within 45 days thereafter;

(g) any money judgment, writ or note of attachment, or similar process in excess of $50,000 in the aggregate (and not covered by insurance) shall be entered or filed against the Company or any of its assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of 15 days, or in any event later than five days prior to the date of any proposed sale of assets pursuant thereto;

(h) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within 60 days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding;

(i) the occurrence of any event of default or other event triggering acceleration of, or a right to accelerate, any indebtedness by the Company or any of the Company’s subsidiaries under any note, agreement or other instrument, whether such indebtedness now exists or is hereafter created, if the principal amount of such indebtedness equals or exceeds, individually or in the aggregate, $50,000;

(j) the Holder shall reasonably believe that there has been a material adverse change in the operations, properties, management or condition (financial or otherwise) of the Company or any of its subsidiaries, or that any litigation, governmental proceeding or investigation has been commenced against the Company, any of its subsidiaries, or any officer, director or key employee of the Company or any of its subsidiaries, which has a reasonable probability of materially adversely affecting the Company’s business, operations, assets, liabilities, results of operations or ability to repay this Note;

(k) Either Harold Montgomery or Craig Jessen shall voluntarily cease to provide full-time executive services to the Company, and the Lender, in its sole discretion, declares an Event of Default as a result thereof;

(l) an Event of Default shall have occurred under any other Note; or

(m) the occurrence of an event of default under any Existing Residual Contract, ISO Agreement, Existing Residuals Security Document, Future Residual Contract or Future Residuals Security Document that would have a Material Adverse Effect and the same shall remain uncured after the expiration of any cure period applicable thereto;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default), at the option of the Holder and in the Holder’s sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and accrued interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company (anything herein or in any other instrument to the contrary notwithstanding), and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law or equity. Upon the occurrence and during the continuance of an Event of Default, the Rate shall automatically increase to twenty percent (20%).

8. Security. Pursuant to the Company’s Security Agreement, repayment of this Note and all other Notes issued pursuant to the Agreement are secured by a security interest in the Company’s assets as specified in that Security Agreement. An Event of Default under the terms of this Note shall also constitute an event of default under that Security Agreement and any other agreements now or hereafter entered into by the Company to secure its payment of this Note.

9. Enforceability; Maximum Interest Rate.

(a) In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby.

(b) Notwithstanding anything to the contrary contained in this Note, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take interest (“interest” being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received or paid under this Note) in excess of the maximum rate allowed by applicable law (the “Maximum Lawful Rate”). During any period of time in which the Rate exceeds such Maximum Lawful Rate, interest shall accrue and be payable only at such Maximum Lawful Rate; provided, however, that if at any time thereafter the Rate is less than the Maximum Lawful Rate, the Company shall, to the extent permitted by law, continue to pay interest to the account of the Holder at the Maximum Lawful Rate until such time as the total interest received by the Holder is equal to the total interest which the Holder would have received had the Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of the Holder shall be the Rate unless and until the Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the Holder exceed the amount which the Holder could lawfully have received had the interest been calculated for the term during which the Holder actually received interest from the Company at the Maximum Lawful Rate. If the Holder has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance hereof or to other amounts (other than interest) payable hereunder to the Holder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be repaid by the Holder to the Company. For purposes of this Note, the term “applicable law” shall mean that law in effect from time-to-time and applicable to the transaction between the Company and the Holder which lawfully permits the charging and collection of the highest permissible rate of interest on such transaction and this Note, including the laws of the State of California and, to the extent controlling, laws of the United States of America.

10. Entire Agreement. This Note, together with the Agreement and the other existing Transaction Documents and any exhibits or schedules attached thereto, and any addenda to any of the foregoing, constitute the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. No provision of this Note shall be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California without giving effect to applicable principles of conflict of law.

12. Headings. The headings in this Note are for convenience only, and shall not be used in the construction of this Note.

13. Successors. Subject to the transfer restrictions contained in the Agreement, a Holder may assign and/or participate any of its interest in this Note to any individual or entity. Each reference herein to powers or rights of a Holder shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them. All the covenants, agreements, representations and warranties contained in this Note shall bind the Company and the Holder and their respective administrators, distributees, successors and assigns, including any individual or entity to whom a Holder has granted a participation interest in this Note.

14. No Strict Construction. The Company and HD Special-Situations II, LP intend that this Note be deemed and construed to have been jointly prepared by them. As a result, any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its authorized persons on the Date of Issuance.

CALPIAN, INC.

By:
Harold Montgomery, Chief Executive Officer

By:
Harold Montgomery, Secretary